EXHIBIT 10.7

ASSIGNMENT OF LEASE

THIS AGREEMENT is made between JAR Financial, LLC a Delaware limited liability company (“Assignor”), and Fuse Medical, LLC, a Delaware limited liability company (“Assignee”).

Recitals

1. A lease was executed on December 23, 2013, between BC Legacy Management, LLC, as Landlord, and the Assignor as Tenant, under which the following described property was leased to the Assignor as Tenant for a term of two (2) years, beginning on February 1, 2014, and ending on January 31, 2016 (the “Lease”), subject to the exercise of an option to extend the term and further subject to earlier termination as provided in the lease:

4770 Bryant Irvin Ct., Suite 300

2. The Assignor now wishes to assign the Lease to the Assignee, and the Assignee wishes to accept the assignment.

Assignment

In consideration of the exercise of rights contained in the Lease, receipt of which is acknowledged by this agreement and the agreement of the Assignee set forth below, the Assignor assigns to the Assignee and the Assignee’s heirs, assigns, executors, and administrators all right, title, and interest in and to the Lease, a copy of which is attached to this document as Exhibit A. The Assignee accepts the assignment and agrees to fulfill all the terms and covenants required by the Assignor as the Tenant under the Lease, including making all payments due to or payable on behalf of the Landlord when due and payable.

Binding on Successors

This agreement binds and inures to the benefit of the parties, their heirs, executors, administrators, successors in interest, and assigns.

Dated: February 15, 2014

ASSIGNOR:	JAR Financial, LLC

	By:	/s/ D. Alan Meeker
D. Alan Meeker, Manager

ASSIGNEE:	Fuse Medical, LLC

	By:	/s/ D. Alan Meeker
D. Alan Meeker, Manager

CONSENT OF LANDLORD

The Landlord in the Lease, defined in the above assignment, consents to assigning the Lease to Fuse Medical, LLC, and releases the Assignor from any further liability or obligation under the Lease.

Dated: February 5, 2014

LANDLORD:	BC Legacy Management, LLC

	By:	/s/ Edmond L. Bradshaw
Edmond L. Bradshaw, Member

LEASE AGREEMENT

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF TARRANT	§

THIS LEASE AGREEMENT (“Lease”) is made and entered into effective as of the 23rd day of December, 2013, by and between BC Legacy Management, LLC, a Texas limited liability company (“Landlord”) and JAR Financial, LLC, a Delaware limited liability company (“Tenant”).

WITNESSETH

ARTICLE 1
Lease

Section 1.01 Leased Premises. Landlord, in consideration of the mutual covenants, agreements, conditions, and rent herein set forth, hereby does lease exclusively unto Tenant, and Tenant hereby does lease from Landlord, a portion of the office complex (the “Building”) located at 4770 Bryant Irvin Court, Fort Worth, Tarrant County, Texas 76107, commonly known as suite 300 and containing approximately 1572 Gross Rentable Square Feet as shown with greater particularity on Exhibit “A” attached hereto (the “Premises”).

ARTICLE 2
Term

Section 2.01 Term. This Lease shall commence on the 1st day of January, 2014 or upon the first business day following Substantial Completion of Landlord’s Work, as defined hereinbelow, whichever date is later (“Commencement Date”) and will expire twenty-four (24) months thereafter (the “Term”).

Section 2.02 Renewal Term. Provided Tenant is not in default at the time of its election, the Tenant shall have the right to renew the Term of this Lease for one (1) additional period of three (3) years (the “Renewal Term”) by providing written notice on or before six (6) months prior to expiration of the initial Term of its election to extend the Term. The Base Rent for the Renewal Term (the “Renewal Rate”) shall be market rent for comparable space and a comparable location in Fort Worth, Texas as agreed upon between Landlord and Tenant; provided, however, in no event shall the Renewal Rate be less than the Base Rent for the final year of the initial Term. Within twenty (20) days after receiving Tenant’s notice of intent to renew, Landlord shall advise Tenant in writing of the proposed Renewal Rate to be applicable during the Renewal Term immediately following the expiration of the current Term. Within fifteen (15) days after Tenant receives notice from Landlord of the proposed Renewal Rate for the Renewal Term, Tenant shall notify Landlord that (i) Tenant desires to exercise the renewal option at the Renewal Rate specified by Landlord; (ii) Tenant does not desire to exercise the renewal option; or (iii) if Landlord bases the proposed Renewal Rate on its opinion of the market base rental rate, that Tenant objects to the Renewal Rate. If Tenant objects to the proposed market value Renewal Rate, Landlord and Tenant agree to negotiate in good faith to reach an agreement as to a mutually acceptable Renewal Rate. If no agreement is reached within twenty (20) days of Tenant’s objection, the Lease will terminate at the end of the Term. The terms and provisions of this Lease shall remain in effect until such final termination.

ARTICLE 3
Rent

Section 3.01 Base Rent. As monthly rental for the Premises, Tenant shall pay to Landlord $19.00 per Gross Rentable Square Foot (“Base Rent”) during the first year of the Lease, in accordance with Exhibit “B” attached hereto. Base Rent is the monthly rental for the Premises together with a charge for a Common Area Factor. Base Rent shall be due and payable in advance on the first day of each month; provided that if this Lease commences or expires on a day other than the first or last day of a month, the monthly payment for such month shall be prorated on the basis of a thirty (30) day month. The Gross Rentable Square Feet for the Premises and the Rental Rate for each year of the Lease is set forth on Exhibit “B” attached hereto.

Section 3.02 Additional Rent. The Base Rent payable hereunder shall be adjusted from time to time in accordance with the following provisions:

1. Tenant’s Base Rent is based, in part, upon a Base Year (herein so called) of operating costs equal to the actual operating expenses for the Building for calendar year 2014. It is understood and agreed by Tenant that Landlord has not made any representation that the Base Year operating costs will equal or approximate the actual operating expenses for the Building for any calendar year. Tenant shall, during the Lease Term, pay as an adjustment to Base Rent hereunder an amount equal to Tenant’s Pro Rata Share of the excess (“Excess”), if any, from time to time of actual Building Costs per year for the Building and Property (also referred to as the “Complex”) over the Base Year. Landlord shall deliver to Tenant on or before May 1, 2015 a statement setting forth the actual Building Costs for the Base Year.

2. As soon as is practical following the end of each calendar year, but in no event later than May 1, during Tenant’s occupancy Landlord shall furnish to Tenant a statement of Landlord’s actual Building Costs for the previous calendar year. Tenant shall pay to Landlord, within 30 days of receipt of Landlord’s statement, Tenant’s Pro Rata Share of the Excess with respect to the prior year (“Additional Rent”) whether or not the Lease has terminated prior to receipt by Tenant of a statement.

3. If actual Building Costs for the previous year are less than those established in the Base Year, Tenant shall receive a credit toward Additional Rent for the next year. If a credit is due at the end of the Term, Landlord shall pay such sums to Tenant within thirty (30) days after the end of the Term.

4. “Building Costs” shall mean all direct and indirect costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, but not limited to the following:

(a) Fees for management services for the Building and Property, but only if provided by an independent management company not affiliated with Landlord and only to the extent that the costs of such services do not exceed competitive costs for comparable services in comparable buildings of the class, type, size, age and location of the Building in the market area;

(b) All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property;

(c) All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, the parking areas, and the sidewalks adjoining the Building, if any, or the Property generally, and the heating, air conditioning, ventilating, plumbing, electrical and other systems of the Building;

(d) All premiums paid by Landlord for fire and extended coverage insurance (including Landlord’s personal property used in connection with the Building, but not personal property used by Landlord in its capacity as a tenant of the Building), liability and extended coverage insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord;

(e) Charges for all utilities for the Building (both exterior and interior) including but not limited to water, sewer and electricity, but excluding those charges for which tenants are individually responsible or paid directly by Tenant;

(f) All real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes (and if the amount of Taxes payable for any calendar year, including the amount of Taxes included in the Base Year, is changed by final determination of legal proceedings, settlement, or otherwise, such changed amount shall be the Taxes for such year) (AND TENANT AGREES THAT, AS BETWEEN LANDLORD AND TENANT, LANDLORD HAS THE SOLE AND ABSOLUTE RIGHT TO CONTEST TAXES LEVIED AGAINST THE PREMISES AND THE PROJECT. TENANT AGREES THAT IT WILL NOT PROTEST OR APPEAL ANY APPRAISAL OR RE-APPRAISAL OF THE PREMISES OR ALL OR ANY PORTION OF THE PROJECT BEFORE ANY GOVERNMENTAL AUTHORITY AND TENANT HEREBY WAIVES ANY RIGHT TO RECEIVE NOTICES OF RE-APPRAISAL, WHICH WAIVER INCLUDES, WITHOUT LIMITATION, ANY RIGHTS WHICH MAY OTHERWISE EXIST UNDER SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE, AS THE SAME MAY BE MODIFIED OR AMENDED FROM TIME TO TIME);

(g) Costs of ad valorem tax consultants;

(h) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas of the Property;

(i) Cost of all maintenance service agreements for equipment, alarm service, window cleaning, window blind cleaning, janitorial services, pest control, landscaping, and parking equipment;

(j) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties);

(k) Legal expenses incurred with respect to the Building or Property which relate directly to the operation of the Complex and which benefit all of the tenants of the Complex generally, such as legal proceedings to abate offensive activities or uses or to reduce property taxes, but excluding legal expenses related to the collection of Rent or to the sale, leasing or financing of the Complex;

(l) Expenses incurred in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but not in effect or applicable to the Complex, as of the Effective Date of this Lease;

(m) Operating Costs of the Exterior Common Areas. “Exterior Common Areas” shall mean those areas of the Property which are not located within the Building and its immediate proximity and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, sidewalks and landscapes;

5. “Building Costs” will not include any expenses or costs for the following items:

(a) Electricity costs for the Premises paid directly by the Tenant;

(b) Except as provided in Paragraph 4 above, costs that, under generally accepted accounting principles, are required to be classified as capital expenditures (including, without limitation, HVAC replacement);

(c) Except as provided in Paragraph 4 above, depreciation or amortization of the Building or its contents or components;

(d) Expenses for the preparation of space (including tenant finish out costs) or other similar type work that Landlord performs for any tenant or prospective tenant of the Building;

(e) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, such as marketing costs and leasing commissions;

(f) Except as provided in Paragraph 4 above, legal expenses;

(g) Interest, amortization or other costs associated with any mortgage;

(h) Any payments (such as salaries or fees) to Landlord’s executive personnel or employees;

(i) Except as provided in Paragraph 4 above, taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance);

(j) Costs to correct construction defects;

(k) Expenses paid directly by a tenant for any reason (including, without limitation, excessive utility use or increase in insurance due to that tenant’s activities);

(l) Any repair or other work necessitated by condemnation, fire, or other casualty for which full reimbursement is received by Landlord;

(m) Costs exceeding those reasonably obtainable through “arm’s length” negotiations with third parties;

(n) Services or benefits or both provided to some tenants but not to Tenant; and

(o) Any costs, fines, and the like due to Landlord’s violation of any governmental rule or authority.

Section 3.03 Payment. All payments by Tenant of Rent, including any other payments due hereunder, if any, required to be made to Landlord shall be in the lawful money of the United States of America and shall be made to Landlord at the address for Landlord set forth in this Lease.

Section 3.04 Security Deposit. Tenant has deposited with Landlord the sum of $2,489.00 as a security for the performance of every provision of this lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, after ten (10) days written notice to Tenant of its intent to do so, Landlord may use, apply, or retain all or any part of this security deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend due to Tenant’s default. If any portion of this deposit is so used or applied, Tenant shall within five (5) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall keep this security deposit separate from its general funds and shall not pay interest to Tenant. If Tenant performs each of its obligations under this Lease throughout the Term, Landlord shall return the security deposit or any balance thereof to Tenant (or, at Landlord’s option, to the last transferee of Tenant’s interest under this Lease) within thirty (30) days after the expiration of the Term, subject to Tenant’s vacation of the Premises and Landlord’s inspection of the Premises. If the Building is sold, Landlord shall transfer the security deposit to the new owner, and upon the new owner’s acknowledgment of receipt of same, Landlord shall thereafter have no liability for the security deposit.

ARTICLE 4
Utilities

Section 4.01 Utilities. Tenant shall pay directly to the supplier thereof: all charges for Utilities supplied for or to the Premises. As used herein, the Term “Utilities” means all charges made by providers of electricity service furnished to or for the benefit of the Premises. Such Utilities shall be separately metered. Any additional services for telephone, cable television, satellite or internet service shall be at Tenant’s sole cost and expense and shall be separately billed directly to Tenant. Landlord shall pay all Utilities for the Common Area.

ARTICLE 5
Indemnity and Insurance

Section 5.01 INDEMNITY. TENANT AGREES TO INDEMNIFY AND HOLD HARMLESS LANDLORD AND ITS AFFILIATED COMPANIES AND THEIR AGENTS, SERVANTS, DIRECTORS, OFFICERS, MEMBERS, PARTNERS, SHAREHOLDERS, AND EMPLOYEES (AS USED IN SECTIONS 5.01 AND 5.02 HEREINAFTER, LANDLORD AND ITS AFFILIATED COMPANIES AND THEIR AGENTS, SERVANTS, DIRECTORS, OFFICERS, SHAREHOLDERS, AND EMPLOYEES ARE COLLECTIVELY CALLED “INDEMNITEE”) FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, LIENS, CLAIMS, SUITS, CAUSES OF ACTION, COSTS (INCLUDING COURT COSTS, REASONABLE ATTORNEY’ S FEES AND COSTS OF INVESTIGATION), AND ACTIONS OF ANY KIND ARISING OUT OF, CAUSED BY, RESULTING FROM OR ALLEGED TO ARISE BY REASON OF INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO OR LOSS OF PROPERTY OCCURRING ON, IN, OR ABOUT THE PREMISES, OR BY REASON OF ANY OTHER CLAIM WHATSOEVER OF ANY PERSON OR PARTY OCCASIONED OR ALLEGED TO BE OCCASIONED IN WHOLE OR IN PART BY ANY ACT OR OMISSION ON THE PART OF TENANT OR ANY INVITEE, LICENSEE, EMPLOYEE, DIRECTOR, OFFICER, SERVANT, CONTRACTOR, SUBCONTRACTOR OR SUBTENANT OF TENANT (THE FOREGOING ARE COLLECTIVELY CALLED A “TENANT PARTY”), OR BY ANY BREACH, VIOLATION, OR NONPERFORMANCE OF ANY COVENANT OF TENANT UNDER THIS LEASE. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY OR AGAINST ANY INDEMNITEE IN CONNECTION WITH ANY SUCH LIABILITY OR CLAIM, TENANT, ON NOTICE FROM LANDLORD, SHALL DEFEND SUCH ACTION OR PROCEEDING, AT TENANT’S EXPENSE, BY OR THROUGH ATTORNEYS REASONABLY SATISFACTORY TO LANDLORD. THE PROVISIONS OF THIS SECTION SHALL APPLY TO ALL ACTIVITIES OF TENANT WITH RESPECT TO THE PREMISES, WHETHER OCCURRING BEFORE OR AFTER THE COMMENCEMENT DATE OF THE TERM AND BEFORE THE EXPIRATION OR TERMINATION OF THIS LEASE, THOUGH TENANT’S INDEMNITY OBLIGATION FOR EVENTS OCCURRING BEFORE TERMINATION OF THE LEASE SHALL SURVIVE TERMINATION OF THE LEASE.

TENANT AGREES TO INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, LIENS, CLAIMS, SUITS, CAUSES OF ACTION, COSTS (INCLUDING COURT COSTS, REASONABLE ATTORNEY’S FEES AND COSTS OF INVESTIGATION), AND ACTIONS OF ANY KIND ARISING OUT OF, CAUSED BY, RESULTING FROM OR ALLEGED TO ARISE BY REASON OF INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO OR LOSS OF PROPERTY OCCURRING ON, IN, OR ABOUT THE COMMON AREAS OF THE BUILDING TO THE EXTENT SUCH LIABILITY DAMAGES, LIENS, CLAIMS, SUITS, CAUSES OF ACTION, COSTS, INJURIES, OR DEATHS ARE CAUSED BY OR ALLEGED TO BE CAUSED BY A CONDITION CREATED BY A TENANT PARTY OR ARISE FROM, ARE CAUSED BY OR ARE ALLEGED TO ARISE FROM OR TO BE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ANY TENANT PARTY. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY OR AGAINST ANY INDEMNITEE IN CONNECTION WITH ANY SUCH LIABILITY OR CLAIM, TENANT, ON NOTICE FROM LANDLORD, SHALL DEFEND SUCH ACTION OR PROCEEDING, AT TENANT’S EXPENSE, BY OR THROUGH ATTORNEYS REASONABLY SATISFACTORY TO LANDLORD. THE PROVISIONS OF THIS SECTION SHALL APPLY TO ALL ACTIVITIES OF TENANT WITH RESPECT TO THE PREMISES AND THE COMMON AREAS, WHETHER OCCURRING BEFORE OR AFTER THE COMMENCEMENT DATE OF THE TERM AND BEFORE THE EXPIRATION OR TERMINATION OF THIS LEASE, THOUGH TENANT’S INDEMNITY OBLIGATION FOR EVENTS OCCURING BEFORE TERMINATION OF THE LEASE SHALL SURVIVE TERMINATION OF THE LEASE.

TENANT’S OBLIGATIONS UNDER THIS SECTION SHALL NOT BE LIMITED TO THE LIMITS OR COVERAGE OF INSURANCE MAINTAINED OR REQUIRED TO BE MAINTAINED BY TENANT UNDER THIS LEASE.

Section 5.02 WAIVER OF LIABILITY. NO INDEMNITEE SHALL BE LIABLE IN ANY MANNER TO TENANT OR ANY OTHER PARTY FOR ANY INJURY TO OR DEATH OF PERSONS UNLESS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF AN INDEMNITEE. IN NO EVENT SHALL ANY INDEMNITEE BE LIABLE IN ANY MANNER TO TENANT OR ANY OTHER PARTY AS THE RESULT OF THE ACTS OR OMISSIONS OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, OR ANY OTHER PARTY OR ANY OTHER TENANT ON THE PREMISES. ALL PERSONAL PROPERTY UPON THE PREMISES SHALL BE AT THE RISK OF TENANT, AND LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS OF OR DAMAGE TO PROPERTY (OF WHATEVER NATURE) OF TENANT, ITS EMPLOYEES, AGENTS, CUSTOMERS, INVITEES, OR TO OTHERS, REGARDLESS OF WHETHER SUCH PROPERTY IS ENTRUSTED TO EMPLOYEES OF THE PREMISES, OR SUCH LOSS OR DAMAGE IS OCCASIONED BY CASUALTY, THEFT, FAILURE OF LANDLORD TO MAINTAIN THE STRUCTURAL PORTIONS OF THE PREMISES, OR ANY OTHER CAUSE OF WHATSOEVER NATURE, IT BEING THE RESPONSIBILITY OF TENANT TO SECURE AND MAINTAIN NECESSARY INSURANCE COVERAGE FOR SUCH PROPERTY.

Section 5.03 Waiver of Subrogation. Tenant and Landlord each hereby waive and relinquish any right or claim against the other party or their respective principals, partners, members, managers, employees, or agents for damage to the property of either at or on the Premises by way of subrogation or assignment. To the extent that these damages are covered by insurance proceeds, each party agrees to have its insurance policies endorsed to waive the carrier’s right of recovery under subrogation and a certificate of insurance shall be available upon request verifying such waiver. Whether or not any such policy is so endorsed, all rights of subrogation are hereby waived.

Section 5.04 Insurance.

(a) Tenant shall obtain, at Tenant’s sole expense, to be in effect at all times during the Term, the following insurance coverage with limits not less than those set forth below with insurers licensed to do business in Texas:

Insurance		Minimum Limits
A.	Commercial General Liability, Bodily Injury and Property Damage equivalent	$1,000,000 per occurrence $2,000,000 aggregate

This policy shall be endorsed to include Landlord as an additional insured, state that the insurance is primary over any other insurance carried by Landlord, and shall include the following coverages.

1)	Premises/Operations;
2)	Independent Contractors;
3)	Broad Form Contractual in support of the Indemnity Section of this Lease;
4)	Personal Injury Liability

B.	Umbrella Excess Liability Insurance Bodily Injury/Property Damage	$2,000,000 Aggregate

This Umbrella Excess Liability Insurance policy shall be written on an excess basis above coverages as described in A above.

(b) Landlord shall acquire and maintain, at its expense, insurance coverage with limits equal to or greater than the following with insurers licensed to do business in the State of Texas:

Insurance		Minimum Limits
A.	Commercial General Liability, Bodily Injury occurrence and Property Damage equivalent	$1,000,000 per occurrence $2,000,000 aggregate

This policy shall state that the insurance is primary and shall include the following coverages.

1)	Premises/Operations;
2)	Independent Contractors;
3)	Broad Form Contractual in support of the Indemnity Section of this Lease.

Each policy shall include a waiver of subrogation in favor of the other party. Each party shall provide the other with certificates of insurance which specify the additional insured status mentioned above as well as the waiver(s) of subrogation, and include a statement that each will be notified in writing by the insurance company thirty (30) days prior to cancellation, material change or renewal of insurance.

ARTICLE 6
Condition, Use, Compliance with Laws, Maintenance, Services,
Alterations and Improvements

Section 6.01 Condition. Other than as set forth in this Article 6 and Exhibit “D,” upon Substantial Completion of Landlord’s Work and Tenant’s inspection and Acceptance thereof, Tenant shall be deemed to have accepted the Premises, with the exception of latent defects not discoverable through reasonable inspection, AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF THE LANDLORD AND TENANT EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES EXPRESS OR IMPLIED, IN FACT OR BY LAW, OR INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTY OF SUITABILITY, AND THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, CONTAINED IN OR CREATED BY ANY APPLICABLE LAW OF THE STATE OF TEXAS. However, nothing contained herein shall relieve Landlord of its construction and maintenance obligations under this Lease, including Exhibit “D.”

Section 6.02 Use. Tenant may occupy the Premises for general office purposes only, and such use and occupancy shall be in compliance with all applicable laws and the Rules and Regulations attached hereto as Exhibit “C,” as reasonably amended from time to time by Landlord.

Section 6.03 Compliance with Laws. Tenant shall conduct its operations at the Premises in accordance with all applicable laws, including but not limited to environmental laws, rules, and regulations whether federal, state, or municipal in nature (collectively, the “Laws”). In the event of any breach by Tenant of any Laws; Tenant shall take whatever action is necessary to remedy the violation of the Laws and shall indemnify and hold Landlord harmless from and against any and all losses, costs, damages and liabilities arising from or alleged to arise from Tenant’s violation of the Laws, including reasonable attorney’s fees incurred by Landlord.

Section 6.04 Maintenance and Repairs. Except as hereinafter provided, Landlord shall not be required to furnish any services or facilities of whatever nature or to make any repairs or alterations of whatever nature in or to the Premises. After Substantial Completion and Acceptance of Landlord’s Work, Tenant shall assume full and sole responsibility for the condition, operation, repair, replacement, maintenance, and management of the Premises and any construction thereon; provided, however, Landlord shall maintain the roof and structural portions of the Premises, including the foundation, exterior walls, plumbing, and electrical systems not installed by Tenant. Landlord shall be responsible for the cost of maintaining the HVAC equipment for the Premises. Landlord shall repair or replace the HVAC equipment as needed.

Section 6.05 Services provided by Landlord.

(a) Landlord shall furnish Tenant, at Landlord’s expense, subject to Tenant’s obligations to pay Utility charges as provided by Section 4.01 and Tenant’s obligations under Section 3.02, the following services during the Term hereof:

(1) Air conditioning and heating in season, at such time as Landlord normally furnishes these services to other tenants in the Building and at such temperatures and in such amounts as are considered by Landlord to be standard, but service to the common areas of the Building outside normal business hours and on Saturdays, Sundays and holidays shall be furnished only upon Tenant’s reasonable advance request, who shall bear the standard charges of Landlord therefor, which shall never be less than the cost thereto, but not exceed the actual cost thereof.

(2) Hot and cold water at those points of supply provided for general use.

(3) Standard building janitor service in and about the Building and the Leased Premises, two (2) days per week, and periodic window washing; however Tenant shall pay the additional costs attributable to the cleaning of improvements within the Premises other than Building standard improvements.

(4) Proper Building standard facilities to furnish sufficient electrical power for standard office use to Tenant’s electrical panel in the Premises.

2. Except as set forth below, no interruption, moratorium or malfunction of any services or failure of any machinery or equipment to operate for any cause whatsoever shall constitute an eviction or disturbance of Tenant’s use and possession of the Premises or Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay Base Rent) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence during normal business hours to restore such service in any circumstances in which such restoration is within reasonable control of Landlord and the interruption was not caused by Tenant’s fault. If due to breakdown of equipment or services not the fault of Tenant the Premises become unusable for persons of ordinary sensibilities (e.g., failure of HVAC during summer months) for a period in excess of five (5) business days, rent and other charges will be equitably adjusted or abated for the period of any such interruption,

Section 6.06 Alterations and Improvements.

1. Tenant shall make no alterations or improvements to the Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. Prior to commencement of the Lease, Landlord will provide Landlord’s building standard finish out in accordance with the parameters outlined in Exhibit “D” attached hereto (“Landlord’s Work”). Landlord shall proceed with due diligence to complete both Landlord’s Work and Tenant’s Work (collectively the “Work”) in compliance with Exhibit “D” attached hereto, or as otherwise agreed, and tender the Premises to Tenant. The Premises shall be “substantially complete” when all of the Work on the Premises shall have been fully performed, with only such omissions or deviations as are inadvertent and unintentional, and are remediable without impairing the intended use of the Premises. The Premises shall be deemed to be ready for occupancy when Landlord certifies in writing to Tenant that Landlord has substantially completed the Work and Landlord has in fact substantially completed the Work to such point that Tenant may immediately occupy the premises and commence its intended business operations (“Substantial Completion”). Tenant shall promptly inspect the Work and accept same if in compliance with the terms hereof (“Acceptance”), which shall not be unreasonably withheld, conditioned or delayed. All construction work done by Landlord shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in accordance with the description of the Work in Exhibit “D.” If approved in writing by Tenant, any costs for tenant finish-out in excess of the Landlord’s building standard shall be borne by Tenant. If deemed reasonably necessary, specific construction details will be memorialized in a letter agreement between Landlord and Tenant prior to commencement of construction, which will form part of Exhibit “D” to this Lease.

2. At the end or other Termination of this Lease, Tenant shall deliver up the Premises with all improvements located thereon (except as otherwise herein provided) in as good repair and condition as when delivered to or constructed by Tenant, reasonable wear and tear excepted. Tenant may remove its equipment and fixtures installed by it but must repair any damage occasioned by such removal if requested by Landlord.

Section 6.07 Signs. Tenant may not erect signs on the Premises without Landlord’s prior written approval, which may be withheld in Landlord’s sole discretion. Landlord shall provide a Building standard sign to identify Tenant’s Premises at a location designated by Landlord in the same size and style as provided for tenants occupying similar space.

Section 6.08 Security System. Landlord has installed a security system that monitors exterior doors and motion detectors for interior common areas. The cost of monitoring, maintaining, replacing, expanding or enhancing the system shall be paid by Landlord and included in the Building Cost.

Landlord will not provide security equipment or monitoring services for the Leased Premises. Tenant, at Tenant’s sole cost and expense, may install a security system within the Leased Premises. No additional security equipment or systems may be installed by Tenant without Landlord’s prior written approval both as to the equipment and the subcontractor providing installation services, such approval to be given or withheld in Landlord’s reasonable discretion. In the event Landlord gives approval for installation of additional security equipment by Tenant, Landlord assumes no responsibility or liability for its operation, maintenance, monitoring or malfunction. Tenant agrees to be responsible for the damages caused to the Leased Premises or the Building upon removal of such security equipment. Tenant shall provide Landlord with necessary access codes, passwords and operating instructions of any security equipment installed by Tenant and shall notify Landlord within twenty-four (24) hours of any change in this information. This information shall be deemed confidential information of Tenant and shall not be disclosed by Landlord to anyone without prior approval of Tenant.

Landlord will provide Tenant with appropriate codes and operating instructions to access the Common Areas of the Building. This information shall be deemed confidential information of Landlord and shall not be disclosed by Tenant to anyone without prior approval of Landlord. Tenant shall designate one (I) person to receive the access code on behalf of Tenant.

The security system provided by Landlord is intended as a deterrent, only, to criminal activity and nothing more. Landlord expressly disclaims all responsibility for the proper operation or malfunction of any security equipment and Landlord shall not be held liable by Tenant and its agents, servants, directors, officers, members, partners, shareholders, employees and invitees for claims of loss or injury to property or person due to the failure of said equipment or its failure to prevent a loss, damage, or injury even if caused by the express or sole negligence of Landlord in connection with the security system.

ARTICLE 7
Damage or Destruction

Section 7.01 Damage or Destruction. If at any time during the Term the Premises shall be damaged or destroyed by fire or other casualty, and such damage or destruction cannot be repaired within ninety (90) days following the date of the damage or destruction, then Landlord or Tenant shall have the election to terminate this Lease. If the Lease is not terminated, Landlord shall repair and reconstruct the Premises to substantially the same condition in which it existed immediately prior to such damage or destruction, except that Landlord shall not be required to repair or reconstruct any personal property, furniture, trade fixtures, office equipment which are located in the Premises and removable by Tenant under the provisions of this Lease.

In any of the aforesaid circumstances, Base Rent shall abate proportionately during the period and to the extent that the Premises are unfit for use by Tenant in the ordinary conduct of its business, provided, however, that if the damage is caused by the negligence or willful misconduct of Tenant or Tenants’ agents, invitees, licensees, employees or contractors there shall be no abatement of Base Rent.

ARTICLE 8
Assignment and Subletting

Section 8.01 Assignment and Subletting. Tenant shall not assign this Lease or sublease the Premises or any part thereof without the prior express written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Notwithstanding the forgoing restriction however, Tenant shall have the one time right, during the initial term of the lease, to assign the lease to Fuse Medical, Inc., a ________ corporation (“Fuse”), without the necessity of obtaining prior approval. In the event of an assignment to Fuse, Tenant shall provide Landlord with at least fourteen (14) days prior notice and provide Landlord with a copy of the assignment instrument.

ARTICLE 9
Default Provisions

Section 9.01 Default.

1. Each of the following shall be deemed an “Act of Default” by Tenant and a material breach of this Lease.

(a) If any installment of Rent or any other sum owed by the Tenant under this Lease has not been paid when due, and such failure continues for five (5) business days after written notice to Tenant specifying the failure, provided, however, Tenant shall not be entitled to more than two (2) such notices in a calendar year.

(b) Whenever Tenant shall do, or permit to be done, whether by action or inaction, anything contrary to any covenant or agreement on the part of the Tenant herein contemplated or shall fail in the keeping or performance of any of the covenants, agreements, terms, or provisions contained in this Lease which on the part or behalf of Tenant are to be kept or performed (other than those referred to in the foregoing subsection (1)(a) of this Section 9.01) and Tenant shall fail to remedy the same within twenty (20) days after Landlord shall have given to Tenant notice specifying the same, unless such default cannot be cured in twenty (20) days, in which event Tenant shall have a commercially reasonable time within which to cure such default.

2. Upon occurrence of an Act of Default hereunder, Landlord, at any time thereafter, and without waiving any other rights hereunder or available to Landlord at law or in equity, shall have the option, in its sole discretion, to do any one or more or all of the following.

(a) Continue this Lease in full force and effect and collect, by legal proceedings or otherwise, each installment of Base Rent and any other charges payable to Landlord hereunder at any time after the same becomes due, and to enforce, by legal proceedings or otherwise, every term and provision of this Lease; or

(b) Terminate the Lease by written notice to Tenant.

In the event Landlord elects to terminate the Lease by reason of an Act of Default, Landlord may instead hold Tenant liable for all Rent and other indebtedness accrued to the date of such termination, plus such Rent and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term measured from the date of such termination by Landlord until the date of expiration stated herein (had Landlord not elected to terminate the Lease on account of such Act of Default) diminished by any net sums thereafter received by Landlord through re-letting the Premises during said period (after deducting expenses incurred by Landlord as provided herein). Actions to collect amounts due by Tenant provided for in this paragraph may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until expiration of such period; and in no event shall Tenant be entitled to any excess of Rent (or Rent plus other sums) obtained by re-letting over and above the Rent provided for in this Lease.

3. In the event that Landlord elects to repossess the Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at Fort Worth, Tarrant County, Texas, all rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term until the date of expiration of the Term, diminished by any net sums thereafter received by Landlord through re-letting the Premises during said period (after deducting expenses incurred by Landlord). In no event shall Tenant be entitled to any Rent herein reserved. Actions to collect amounts due by Tenant as provided in this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term.

4. Tenant agrees that Landlord shall use reasonable efforts to mitigate its damages in the event of Tenant’s default, but Landlord shall have no obligation to exercise any preferential treatment with respect to the Premises if other space is available in the Building or at other property owned by Landlord.

Section 9.02 Surrender of Premises. Upon any termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Premises to Landlord in the same condition as received, reasonable wear and tear excepted, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment, or otherwise, and Landlord may dispose and remove Tenant from the Premises.

ARTICLE 10
Encumbrances

Section 10.01 Encumbrances, Nondisturbance, Attornment. Tenant’s rights shall be subordinate to the lien of any mortgage or deed of trust in force or later placed against the Building and to all advances made upon the security thereof. However, the mortgagee or beneficiary named in the mortgage or deed of trust shall agree that Tenant’s peaceable possession of the Leased Premises shall not be disturbed if Tenant is not in default of this Lease. Tenant agrees to execute a mutually acceptable agreement evidencing the provisions hereof if requested to do so by Landlord.

ARTICLE 11
Miscellaneous

Section 11.01 Performance of Tenant’s Obligations. Should Tenant fail to perform any of its obligations hereunder, Landlord shall have, in addition to the other rights of Landlord hereunder, and without waiving any default by Tenant, the right, but not the obligation, to perform or attempt to perform such obligations. Tenant shall reimburse any payments made by Landlord upon demand, together with interest thereon at the rate of ten percent (10%) per annum.

Section 11.02 Survival. The obligations of Tenant arising, accruing, or occurring under this Lease, to the extent based upon events occurring upon or prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease.

Section 11.03 Notice. Any notice, communication, request, reply, or advise, or duplicate thereof (hereinafter severally and collectively called “Notice”), in this Lease provided or permitted to be given, made, or accepted by either party to or from the other party must be in writing. Notice given by depositing the same in the United States mail postage pre-paid, registered or certified, and addressed to the party to be notified, with return receipt requested, shall be effective two (2) days after deposit in the U.S. Mail. Notice given in any other manner shall be effective only if and when received by the party to be notified. For the purposes of notice the address of the parties shall, until changed as hereinafter provided, be as follows:

If to Landlord:	BC Legacy Management, LLC
4770 Bryant Irvin Court, Suite 100
Fort Worth, Texas 76107
Attn. Ed Bradshaw

If to Tenant:	JAR Financial, LLC
4770 Bryant Irvin Court, Suite 300
Fort Worth, Texas 76107

With copy to:	Lee F. Christie
Pope, Hardwicke, Christie, Schell Kelly & Ray, L.L.P.
306 W. 7th St., Suite 901
Fort Worth, Texas 76102-4995

The parties hereunto and their respective successors and assigns shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address within the State of Texas upon at least fifteen (15) days written notice to the other party, with specific reference to this Lease.

Section 11.04 Non-Waiver. No waiver or waivers by either party of any breach, default, liability, or performance by the other party shall be deemed or construed a waiver of any other Term, condition, or liability or the breach of default thereof. Acceptance by Landlord of Rent payable under this Lease shall not constitute a waiver of any breach or default under this Lease. Failure on the part of either party to complain of any action or inaction on the part of the other party or to declare the other in default, no matter how long such failure may continue, shall not be deemed to be a waiver by such party or any of its rights hereunder.

Section 11.05 Landlord’s Right to Inspect. With reasonable advance notice Landlord or its agent shall have access to the Premises at any and all reasonable times for the purposes of inspecting the Premises.

Section 11.06 Holding Over. Should Tenant hold the Premises after termination of this Lease, by lapse of time or otherwise, such holding over shall be construed as a tenancy from month to month only, and Tenant shall pay in advance, as Rent, for each month of such holding, two hundred percent (200%) of the Rent payable for the last month of the Lease Term and otherwise subject to all conditions, provisions, and obligations of this Lease.

Section 11.07 Severability. If any clause or provision of this Lease is or shall become illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.

Section 11.08 Force Majeure. Landlord shall not be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by “Force Majeure,” which shall mean Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Landlord, and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

Section 11.09 Successors. The terms, conditions and covenants contained in this Lease, shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest and legal representatives except as otherwise herein expressly provided.

Section 11.10 Heading and Construction. The headings which have been used throughout this Lease have been inserted for convenience of reference only and do not constitute matters to be construed in interpreting this Lease.

Section 11.11 Terminology. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

Section 11.12 Attorneys’ Fees. Any signatory to this Lease who is the prevailing party in any legal proceeding against any other signatory brought under or with relations to this Lease or transaction shall be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

Section 11.13 Time of the Essence. In all instances where a party is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

Section 11.14 Law. This Lease shall be construed under and in accordance with the laws of the State of Texas, and venue of any proceeding related hereto shall be in the State District, Justice of the Peace or County courts of Tarrant County, Texas.

Section 11.15 Agent. Landlord and Tenant may be represented by an agent or broker. Any commission due shall be made pursuant to a separate written agreement. Each party agrees to fully comply with any commission agreement to which they are bound and shall indemnify the other against the claims of any agent or broker that makes a claim of entitlement to a commission from the indemnifying party.

Section 11.16 Leases to Competitors of Tenant. [Intentionally deleted.]

Section 11.17 Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to the Lease of the Premises. This Lease may not be modified or amended orally or in any manner other than by an agreement in writing, signed by Landlord and Tenant.

Section 11.18 Landlord Representation. Except for paragraph 2.01 (“Term”), Section 2.03 (“Right of First Refusal”), Section 3.02 (1) (“Additional Rent”), Section 8.01 (“Assignment”), Exhibit B, Exhibit D and the identification of the leased Premises and Parties, the terms and conditions of this Lease are identical to the lease signed by Conglomerate Gas II, LP for Suite 400, dated October 1, 2006 (“Suite 400Lease”). In the event that the terms of the leases should conflict, other than those mentioned in the preceding sentence, the terms of the Suite 400 Lease will control.

IN WITNESS WHEREOF, this Lease is hereby executed effective as of the date set forth above.

LANDLORD.	BC Legacy Management, LLC, a Texas limited liability company

	By:	/s/ Edmond L. Bradshaw
	Name:	Edmond L. Bradshaw
	Title:	Member

TENANT.	JAR Financial, LLC, a Delaware limited liability company,

	By:	/s/ D. Alan Meeker
	Name:	D. Alan Meeker
	Title:	Manager

EXHIBIT “A”

EB	AM
Initial	Initial

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EXHIBIT “B”

Gross Rentable Square Feet = Useable Square Feet X 1.2

As used in this Lease:

Gross Rentable Square Feet = 1310 X 1.2

Gross Rentable Square Feet = 1572

Total Gross Rentable Square Feet for Building = 7,708

Tenant’s Pro Rata Share = 20.4% (1572/7708= 0.20394)

Rental Rate:	Year 1	$ 19.00
	Year 2	$ 19.00

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EXHIBIT “C”

RULES AND REGULATIONS

1.
Landlord agrees to furnish Tenant two (2) keys without charge. Additional keys will be furnished at a nominal charge. Tenant shall not change or re-key any lock on any door within the Premises without first obtaining the written permission of Landlord. In the event such permission is granted, Tenant shall deliver to Landlord two (2) sets of any new keys as a result of the change.

2.
Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Premises for Tenant, to Landlord for Landlord’s approval before performance of any contractual service. This provision shall apply to all work performed on or about the premises, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises or project.

3.	Tenant shall not at any time occupy any part of the Premises as sleeping or lodging quarters.

4.
Tenant shall not place, install or operate on the Premises or in any part of the Building or project, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord.

5.
Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6.	No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Premises or project.

7.
None of the parking, plaza, recreation or lawn area, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas or such areas be used by Tenant’s agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord. All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises prepared for collection in the manner and at the times and places specified by Landlord.

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8.
The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or by the defacing or injury of any part of the Premises or project shall be borne by the person who shall occasioned it. No person shall waste water by interfering with the faucets or otherwise.

9.	No person shall disturb occupants of the Building or project by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises, or any unreasonable use.

10.	Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

11.
Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall furnish Landlord with state automobile license numbers of Tenant’s vehicles and its employees’ vehicles within five days after taking possession of the Premises and shall notify Landlord of any changes within five days after such change occurs. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Premises or any part of the property or project. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant’s expense.

12.
Movement in or out of the Building or project of furniture, office supplies, equipment, merchandise or any material, which requires use of stairways, driveways or alleys, shall be restricted to hours designated by Landlord. All such movement shall be carried out in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building or project. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

13.
Tenant shall use the pest extermination contractor as Landlord may direct and at such intervals as Landlord may require. The cost of such service will be a part of the general maintenance of the Building and assessed in conjunction with the Building Costs. It shall be Tenant’s responsibility to notify Landlord about any medical condition related to Tenant or Tenant’s employees which may result in an adverse reaction by the individual to pest control products.

14.
It is Landlord’s desire to maintain the project with the highest standard of dignity and good condition consistent with comfort and convenience for Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Premises, and for the preservation of good order therein.

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15.	Tenant agrees to not store any personal property of Tenant outside of Premises.

16.
All interior portions of the Building are designated NON SMOKING AREAS. Smoking will only be permitted along the rear, or West, side of the Building and in the enclosed patio on the south side of the Building (for tenants and guests of Suites 100 and 200 only). All debris and waste from the use of tobacco products shall be deposited in appropriate containers and shall not be allowed to collect on the ground or create litter of any sort.

17.
The Common Areas of the Building are for use by all Tenants. No Tenant may attempt to use a Common Area for its exclusive use without Landlord’s prior written approval, which may be withheld in Landlord’s sole discretion. For purposes of this paragraph, the term “Common Areas” shall include only the following areas on the ground floor of the Building: the interior hallways, break room, restrooms, exterior sidewalks outside of the fenced patios and all parking areas. The fenced patio on the North side of the Building is intended for the mutual use of Tenants occupying suites 300 and 400 only. The fenced patio on the South side of the Building is intended for the mutual use of Tenants occupying suites 100 and 200 only. The Tenants occupying these respective suites shall cooperate with one another in the common use of the patios. Failure to cooperate with a Tenant in the use of a patio may result in the loss of use, in the sole discretion of Landlord, without adjustment to rent. Tenants shall not hold any type of party, meeting, function or other type of gathering which requires use of the Common Areas without Landlord’s prior written approval. Such requests shall be made to Landlord in writing no less than 3 business days in advance of the requested event.

18.
The common area break room is available to all Tenants and their employees on a non exclusive basis. Tenants may store their own personal property in the break room such as plates, glasses, cups, silverware and food items with due consideration for the rights of the other Tenants. Landlord shall not be responsible for loss or damage to Tenant’s personal property left in the break room. Tenants shall not make use of the personal property of other Tenants without express permission. Each Tenant shall be responsible for leaving the break room in a clean and orderly fashion, on a daily basis, as a result of their use of the area.

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EXHIBIT “D”

WORK LETTER

Except as expressly provided below, and elsewhere in the Lease, Landlord shall deliver the Premises to Tenant in AS-IS, WHERE-IS condition and Landlord shall have no obligation to construct leasehold improvements to the Premises. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant upon Substantial Completion of the Landlord’s Work and Tenant’s Work (collectively the “Work”) in a clean condition and free of all furniture and equipment.

LANDLORD’S WORK

Landlord, at Landlord’s sole cost and expense, agrees to perform the following work to the Leased Premises before delivering possession thereof to Tenant:

1.	Landlord shall provide the construction of 2 additional offices and expand the closet area to Suite 300 as shown on the floor plan attached hereto as Exhibit D-1.

2.	Standard building finish out shall consist of:

a. Sheetrock partition walls with tape, bed, paint and spray-on texture;
b. Acoustical drop-in ceiling identical to common areas of the Building;
c. Stained wood doors, door frames, window trim and sills and base mold;
d. Door hardware to match Building;
e. Fluorescent lighting to match common areas;
f. Standard electrical package including switches, plugs, wiring and fuse panel;
g. HVAC connection, ducting, thermostat, registers and returns as appropriate to accommodate space;
h. Existing Commercial grade carpet and pad;
i. Stained 2 in. wood blinds on all windows to match Building;
j. Two (2) glass break detectors;

3.	Notwithstanding paragraph 2 above, Landlord shall provide finish-out of wall, ceiling tiles and molding to match existing materials.

4.	Landlord’s total cost and expense for the Work shall not exceed $14,000 (“Tenant Improvement Cap”). Any amounts in excess of the Tenant Improvement Cap shall be borne by Tenant.

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EXHIBIT “D-1”

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